BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Barbara K. Cegavske Secretary of State State of Nevada	20170270220-43
	Filing Date and Time 06/22/2017 4:41 PM
	Entity Number E0299152017-9

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SUSTINERE HOLDINGS, INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: THE CORPORATE PLACE, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 260000000 Par value per share: $ 0.001 Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) NEIL REITHINGER
Name
14201 N. HAYDEN ROAD SUITE A-1 | SCOTTSDALE | AZ | 85260
Street Address | City | State | Zip Code

2) CHRISTOPHER MCCRORY
Name
14201 N. HAYDEN ROAD SUITE A-1 | SCOTTSDALE | AZ | 85260
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

NEIL REITHINGER
Name

X NEIL REITHINGER
Incorporator Signature

14201 N. HAYDEN ROAD SUITE A-1 | SCOTTSDALE | AZ | 85260
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X THE CORPORATE PLACE, INC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

6/22/2017
Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
SUSTINERE HOLDINGS, INC.

THE UNDERSIGNED, acting as an officer of a corporation under the Nevada Business Corporation Act, adopt(s) the following Articles of Incorporation for such Corporation.

ARTICLE I – NAME

The name of the Corporation is Sustinere Holdings, Inc.

ARTICLE II - AGENT

Its registered agent for services of process is: The Corporate Place, Inc., 601 East Charleston Boulevard, Suite 100, Las Vegas, Nevada 89104.

ARTICLE III - PURPOSE

The purposes for which the Corporation is organized are to engage in any activity or business not in conflict with the laws of the State of Nevada or of the United States of America. The period of existence of the Corporation shall be perpetual.

ARTICLE IV - STOCK

The aggregate number of shares which the corporation shall have authority to issue shall consist of 250,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, each having a $0.001 par value. All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions. The authority of the Board of Directors with respect to each series of Preferred Stock, without limitation, includes a determination of the following: (a) the number of shares to constitute the series, (b) the liquidation rights, if any, (c) the dividend rights and rates, if any, (d) the rights and terms of redemption, (e) the voting rights, if any, which may be full, special, conditional, or limited, (f) whether the shares will be convertible or exchangeable into other securities of the corporation, and the rates thereof, if any, (g) any limitations on the payment of dividends while any series is outstanding, (h) any other provisions that are not inconsistent with the Articles of Incorporation, and (i) any other preference, limitations, or rights that are permitted by law.

ARTICLE V – DIRECTORS

Members of the governing board of the Corporation are directors and the number of directors constituting the Board of Directors of this Corporation shall be not less than One (1) and not more than Seven (7) persons. Unless otherwise provided in the Bylaws, the number of directors can be determined by the Board of Directors. The name and address of the persons who will serve as directors until any successor is elected and qualifies, are:

Neil Reithinger – President, Treasurer & Director
Christopher McCrory – Secretary & Director
601 East Charleston Blvd., Suite 100
Las Vegas, Nevada 89104

ARTICLE VI - LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except to the extent provided by applicable law.

ARTICLE VII - CONTROL SHARE ACQUISITIONS

The provisions of NRS 78.378 to 78.3793 regarding control share acquisitions do not apply to the Corporation.

ARTICLE VIII – COMBINATIONS WITH INTERESTED STOCKHOLDERS

The provisions of NRS 78.411 to 78.444 regarding combinations with interested stockholders do not apply to the Corporation.

ARTICLE IX - INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Corporation shall indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation or other enterprise, against expenses including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding to the full extent permitted by law.

ARTICLE X – BYLAWS

The Bylaws of the Corporation shall be adopted by the Board of Directors. The power to alter, amend, or repeal the Bylaws or adopt new Bylaws shall be vested in the Board of Directors, except as otherwise provided in the Bylaws.

Under penalties of perjury, I declare these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

Christopher McCrory
Secretary

Date: May 19, 2017

180304

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

This form may be submitted by: a Commercial Registered Agent, Noncommercial Registered Agent or Represented Entity. For more information please visit http://www.nvsos.gov/index.aspx?page=141

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent

In the matter of Sustinere Holdings, Inc.

Name of Represented Business Entity

I, THE CORPORATE PLACE, INC. am a:

Name of Appointed Registered Agent OR Represented Entity Serving as Own Agent*

(complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

c) [ ] represented entity accepting own service of process at the following address:

Title of Office or Position of Person in Represented Entity

Street Address	City	Nevada	Zip Code
Mailing Address (if different from street address)	City	Nevada	Zip Code

and hereby state that on May 22, 2017 (Date) I accepted the appointment as registered agent for the above named business entity.

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company

5/22/2017
Date

*If changing Registered Agent when reinstating, officer's signature required.

X
Signature of Officer

Date

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **SUSTINERE HOLDINGS, INC.**, did on June 22, 2017, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 22, 2017.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Electronic Filing
Certificate Number: C20170622-2465
You may verify this certificate
online at http://www.nvsos.gov/

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS, DIRECTORS AND STATE BUSINESS LICENSE APPLICATION OF:

ENTITY NUMBER

SUSTINERE HOLDINGS, INC. | E0299152017-9

NAME OF CORPORATION

FOR THE FILING PERIOD OF JUN, 2017 TO JUN, 2018

100103

USE BLACK INK ONLY - DO NOT HIGHLIGHT

****YOU MAY FILE THIS FORM ONLINE AT www.nvsilverflume.gov****

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An **Officer** must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Return the completed form with the filing fee. Annual list fee is based upon the current total authorized stock as explained in the Annual List Fee Schedule For Profit Corporations. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $500.00/$200.00 for Professional Corporations filed pursuant to NRS Chapter 89. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

Filed in the office of
Barbara K. Cegavske
Secretary of State
State of Nevada

Document Number
20170270221-54

Filing Date and Time
06/22/2017 4:41 PM

Entity Number
E0299152017-9

(This document was filed electronically.)

ABOVE SPACE IS FOR OFFICE USE ONLY

CHECK ONLY IF APPLICABLE AND ENTER EXEMPTION CODE IN BOX BELOW

☐ Pursuant to NRS Chapter 76, this entity is exempt from the business license fee. Exemption code: ____

NOTE: If claiming an exemption, a notarized Declaration of Eligibility form must be attached. Failure to attach the Declaration of Eligibility form will result in rejection, which could result in late fees.

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ____

☐ This publicly traded corporation is not required to have a Central Index Key number.

NRS 76.020 Exemption Codes
001 - Governmental Entity
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)		
NEIL REITHINGER	PRESIDENT (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
14201 N. HAYDEN ROAD SUITE A-1	SCOTTSDALE	AZ	85260
NAME	**TITLE(S)**		
CHRISTOPHER MCCRORY	SECRETARY (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
14201 N. HAYDEN ROAD SUITE A-1	SCOTTSDALE	AZ	85260
NAME	**TITLE(S)**		
NEIL REITHINGER	TREASURER (OR EQUIVALENT OF)		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
14201 N. HAYDEN ROAD SUITE A-1	SCOTTSDALE	AZ	85260
NAME	**TITLE(S)**		
NEIL REITHINGER	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
14201 N. HAYDEN ROAD SUITE A-1	SCOTTSDALE	AZ	85260

None of the officers or directors identified in the list of officers has been identified with the fraudulent intent of concealing the identity of any person or persons exercising the power or authority of an officer or director in furtherance of any unlawful conduct.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X NEIL REITHINGER

Signature of Officer or Other Authorized Signature

Title: PRESIDENT

Date: 6/22/2017 4:41:23 PM

(PROFIT) INITIAL/ANNUAL LIST OF OFFICERS AND DIRECTORS OF:

SUSTINERE HOLDINGS, INC.

ENTITY NUMBER
E0299152017-9

NAME	TITLE(S)		
CHRISTOPHER MCCRORY	DIRECTOR		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
14201 N. HAYDEN ROAD SUITE A-1	SCOTTSDALE	AZ	85260
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**
NAME	**TITLE(S)**		
ADDRESS	**CITY**	**STATE**	**ZIP CODE**

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

SUSTINERE HOLDINGS, INC.

Nevada Business Identification # NV20171400718

Expiration Date: June 30, 2018

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 22, 2017

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

You may verify this license at www.nvsos.gov under the Nevada Business Search.

License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.